Exhibit 32.1
Certification Pursuant to 18 U.S.C. Sec. 1350
_______________________________________________
In connection with the filing by Service Properties Trust (the “Company”) of the Quarterly Report on Form 10-Q for the period ended March 31, 2024 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Adam D. Portnoy	/s/ John G. Murray
Adam D. Portnoy	John G. Murray
Managing Trustee	Managing Trustee

/s/ Todd W. Hargreaves	/s/ Brian E. Donley
Todd W. Hargreaves	Brian E. Donley
President and Chief Investment Officer	Chief Financial Officer and Treasurer

Date: May 7, 2024